SCHEDULE A

    To the Trust Instrument of The Victory Portfolios dated December 6, 1995,
                    Amended and Restated as of March 27, 2000

FUND                                                       CLASSES
----                                                       -------
1.      Balanced Fund                                      Classes A and G
2.      Convertible Securities Fund                        Classes A and G
3.      Diversified Stock Fund                             Classes A, B and G
4.      Equity Income Fund                                 Class A
5.      Established Value Fund                             Classes A and G
6.      Federal Money Market Fund                          Investor and Select
7.      Financial Reserves Fund                            Class A
8.      Fund for Income                                    Classes A and G
9.      Gradison Government Reserves Fund                  Class G
10.     Growth Fund                                        Classes A and G
11.     Institutional Money Market Fund                    Investor and Select
12.     International Growth Fund                          Classes A and G
13.     Intermediate Income Fund                           Classes A and G
14.     Investment Quality Bond Fund                       Classes A and G
15.     LifeChoice Conservative Investor Fund              Class A
16.     LifeChoice Moderate Investor Fund                  Class A
17.     LifeChoice Growth Investor Fund                    Class A
18.     Limited Term Income Fund                           Class A
19.     Maine Municipal Bond Fund (Short-Intermediate)     Class A
20.     Maine Municipal Bond Fund (Intermediate)           Class A
21.     Michigan Municipal Bond Fund                       Class A
22.     Nasdaq-100 Index Fund                              Classes A and G
23.     National Municipal Bond Fund                       Classes A and G
24.     National Municipal Bond Fund (Short-Intermediate)  Class A
25.     National Municipal Bond Fund (Long)                Class A
26.     New York Tax-Free Fund                             Classes A and G
27.     Ohio Municipal Bond Fund                           Classes A and G
28.     Ohio Municipal Money Market Fund                   Class A
29.     Prime Obligations Fund                             Class A
30.     Real Estate Investment Fund                        Classes A and G
31.     Small Company Opportunity Fund                     Classes A and G
32.     Special Value Fund                                 Classes A and G
33.     Stock Index Fund                                   Classes A and G
34.     Tax-Free Money Market Fund                         Class A
35.     U.S. Government Obligations Fund                   Investor and Select
36.     Value Fund                                         Classes A and G

As of September 30, 2000.